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                                                                    EXHIBIT 10.1







                              MANAGEMENT AGREEMENT
                                     BETWEEN
                  THE REGISTRANT AND GIUFFRE BROS. CRANES, INC.



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                              MANAGEMENT AGREEMENT



     AGREEMENT made as of the 1st day of July, 1998, by and between Heartland Wisconsin Corp., a Wisconsin corporation ("Company"), and Giuffre Bros. Cranes, Inc., a Delaware corporation ("Giuffre Cranes").

                                   WITNESSETH:

     WHEREAS, the Company is engaged in the business of providing financing, principally in the form of leases ("Leases"), to facilitate the acquisition of products ("Equipment") marketed to customers of Giuffre Cranes and its affiliates, as well as to unaffiliated purchasers of Equipment ("Business");

     WHEREAS, Giuffre Cranes is experienced in the financing of Equipment; and

     WHEREAS, the Company is desirous of availing itself of the benefits and advantages of the experience of Giuffre Cranes without, however, affecting the rights and duties of its Board of Directors.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by the parties hereto as follows:

     1. Employment. The Company does hereby engage Giuffre Cranes, and Giuffre Cranes does hereby agree to be employed by the Company, upon the terms and conditions hereinafter set forth.

     2. Obligations Giuffre Cranes. Giuffre Cranes shall, for the best interests of the Company in all respects, diligently and to the best of its ability:

         (a) Within the limits of the budgets which will be allocated for the purpose by the Company, exercise general supervision over the Business to the end that it shall be operated and maintained in a proper, efficient and businesslike manner;

         (b) Supervise and coordinate the management and operation of the Business;

         (c) Within the limits of the budgets which will be allocated for the purpose by the Company, and in accordance with the policies as established by the Board of Directors of the Company, supervise and manage the operation of the Business, and keep true and accurate books and records showing all income and expense in connection with the operation of the Business, which books and records shall at all times be open and accessible to the Board of Directors of the Company, or to any of the Board's duly authorized representatives;

         (d) Generally perform such other duties as it may deem necessary or desirable within the limits established by the Board of Directors of the Company, in order to effectuate the efficient and economical operation of the Business;

         (e) Provide to the Company monthly income statements (accrual basis) and at such times as the Company shall reasonably direct, provide statements prepared by certified public accountants selected by the Company (the cost of which shall be considered an operating expense of the Business) showing in reasonable detail the receipts, expenditures and general operations of the Business

     It is agreed that the services to be provided by Giuffre Cranes under this Agreement shall not be required unless requested by the Company and that, in any event, such services shall include only those services which Giuffre Cranes is normally equipped and qualified to perform in the usual course of its business; and that Giuffre Cranes shall not be obligated to continue to provide any such service which it considers to be impractical or uneconomic from the viewpoint of its business as a whole. In the event that the Company may request Giuffre Cranes to perform any special or unusual services in addition to those referred to herein, arrangements therefor shall be made by separate agreement of the parties.




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     3. Rights of Giuffre Cranes. It is mutually agreed that Giuffre Cranes shall have sole discretion as to the assigning of such of its employees as it may designate to perform any services which Giuffre Cranes may undertake to perform for the Company hereunder. It is further agreed that Giuffre Cranes may supply similar management services to other companies, whether in the financing business or not, and that Giuffre Cranes may do business under this Agreement on behalf of the Company with any corporation, company, partnership or association in which Giuffre Cranes, its directors, officers, other employees or stockholders may be interested, financially or otherwise.

     4.  Compensation.

         (a) Amount of Compensation. For the services to be rendered by Giuffre Cranes hereunder, the Company shall pay to Giuffre Cranes $12,000 per year ("Management Fee"), such amount to be payable in four equal installments on the first day of March, June, September and December of each year. The Management Fee will reimburse Giuffre Cranes for customary and routine general overhead expenses incurred in performing its obligations to the Company, including, without limitation (i) rent or depreciation, utilities, property taxes, and the cost of capital equipment unless acquired primarily for the benefit of the Company; (ii) expenses of a general and administrative nature that are customarily incurred by Giuffre Cranes for its own account and are not attributable to the Company; and (iii) salaries and fringe benefits incurred by or allocated to any Controlling Person of Giuffre Cranes. For purposes of this Agreement, "Controlling Person" is any person, whatever his or her title, who performs functions for Giuffre Cranes similar to those of the chairman or member of the Board of Directors; executive management, such as the president, executive vice president or senior vice president, corporate secretary, or treasurer; or who holds a 5% or more equity interest in Giuffre Cranes or a person having the power to direct or cause the direction of Giuffre Cranes, whether through the ownership of voting securities, by contract, or otherwise.

         (b) Adjustment in Compensation. It is understood and agreed that the Management Fee specified above shall be subject to adjustment by mutual consent of the parties at any time and that this Agreement may be amended in writing accordingly.

         (c) Compensation for Nonemployees of Giuffre Cranes. It is further understood and agreed that the Management Fee payable to Giuffre Cranes hereunder shall represent compensation for services performed only by regular employees of Giuffre Cranes. Fees charged by independent advisors, consultants and any other persons not regularly employed by Giuffre Cranes who may be retained by the Company or by Giuffre Cranes on behalf of the Company shall be paid by the Company.

     5. Expenses. The Company shall reimburse Giuffre Cranes for (i) the costs of operations of the Company and the Business (e.g., documentation, securities filings, other direct costs of selecting, negotiating, monitoring, and liquidating Equipment and/or Leases (including consultants, attorneys, accountants, appraisers, due diligence expenses, travel, and investment banking fees and commissions)); (ii) Company accounting (e.g., maintenance of Company books and records, bookkeeping fees, preparation of regulatory and tax reports, and costs of computer equipment or services used by the Company); (iii) investor communications (e.g., design, production, and mailing of all reports and communications to investors in the Company, including those required by regulatory agencies); (iv) investor documentation; (v) legal and tax services; and (vi) any other related operational or administrative expenses necessary for the operation of the Company and the Business. Giuffre Cranes will not be reimbursed by the Company for customary and routine general overhead expenses incurred in performing its obligations to the Company, including, without limitation those expenses described in Paragraph 3(a) hereof. The reimbursement of expenses pursuant to this Paragraph shall made promptly, upon demand, subject to the presentation by Giuffre Cranes and approval by the Company of valid receipts and other appropriate documentation for such expenses.

     7.  Term; Termination.

         (a) The employment of Giuffre Cranes hereunder shall commence on the date of this Agreement, and shall continue through February 28, 2000. This Agreement shall be automatically extended for additional two-year periods thereafter unless notice of termination be given in writing, by either party, at least 90 days prior to the termination date of the original or any renewal period, given as provided in this Agreement.



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         (b) This Agreement may be terminated by either party hereto, with or without "cause" (for any reason or no reason at all), at any time, by giving 90 days prior written notice of termination to the other (which notice shall be given as provided in this Agreement); such termination shall be effective on the 90th day following delivery of such notice. If the employment of Giuffre Cranes under this Agreement is so terminated, the Company shall make one or more cash payments to Giuffre Cranes in an aggregate amount equal to (i) a pro rata portion of the compensation earned for the fiscal year in which termination occurs prorated to the date of termination, plus (ii) any unreimbursed expenses accruing to the date of termination.

     8. Confidential Information. Giuffre Cranes agrees that it will not at any time during the term of this Agreement, or thereafter, divulge to any person, firm, association, or corporation any information received by it during the course of its employment hereunder with regard to the financial or other confidential affairs of Company and all such information shall not be revealed to anyone, in any manner, without the express written consent of the Board of Directors of Company, except disclosures made in the course of the ordinary conduct of the Business.

     9. Employee Benefits. All compensations and other remunerations, expense allowance, vacations, sick leave and absence, insurance matters and any other employment matters with reference to personnel provided Company by Giuffre Cranes shall be contracted for by separate, distinct and independent agreements by Company, and all such compensation, remunerations, expense allowances, vacations, sick leave and absence, insurance matters and any other employment matters shall be exclusive of the terms of this Agreement. All personnel provided to the Company by Giuffre Cranes pursuant hereto are employees of Giuffre Cranes, and nothing herein contained shall be interpreted to the contrary.

     10. Miscellaneous.

         (a) Transfer and Assignment. This Agreement shall not be assigned or transferred by Giuffre Cranes without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective successors and assigns.

         (b) Severability; Governing Law. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect. This Agreement is made under and shall be construed pursuant to the internal laws of the State of Wisconsin.

         (c) Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

         (d) Modification. This Agreement may be modified, amended, superseded, or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

         (e) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

         (f) Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.





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         (g) Notices. Any notice under this Agreement must be in writing, may be telecopied, sent by express courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

                     If to the Company:           Heartland Wisconsin Corp.
                                                  6635 South 13th Street
                                                  Milwaukee, Wisconsin  53221

                                                  Attention:  Scott A. Blair

                     If to Giuffre Cranes:        Giuffre Bros. Cranes, Inc.
                                                  6635 South 13th Street
                                                  Milwaukee, Wisconsin  53221

                                                  Attention: Frank P. Giuffre

     Each party may change its address for notice by giving notice thereof in the manner provided above.

         (h) Arbitration. If at any time any controversy shall arise under this Agreement which might be the subject of any action at law or of a suit in equity, the same shall be submitted to the decision of three arbitrators, one to be named by the Company, one by Giuffre Cranes and the third by the two so named, and the award of the arbitrators or of a majority of them being made and reported to any court having jurisdiction, 90 days from the date of submission, the judgment thereon shall be final. In this and in all other respects such arbitration shall be had in accordance with the provisions of the laws of the State of Wisconsin. All matters of controversy or dispute shall within 30 days after the same arise be submitted to arbitration in the manner herein provided.

     IN WITNESS WHEREOF, the Company and Giuffre Cranes have caused this Agreement to be executed in their corporate names by their corporate officers, having been thereunto duly authorized by their respective Boards of Directors, as of the day and year first above written.


                                                HEARTLAND WISCONSIN CORP.




                                     By:________________________________________
                                         Scott A. Blair, Chief Executive Officer
                                                       and President



                                                 GIUFFRE BROS. CRANES, INC.




                                     By:________________________________________
                                                 Frank P. Giuffre, President